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                           Exhibit 10.10
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Second Amendment to Marquette Electronics, Inc. Profit Sharinq and 401(K)Plan
and Trust (as Amended and Restated)

     WHEREAS, a plan known as the Marquette Electronics, Inc. Profit Sharing and 401(K) Plan and Trust (the "Plan") was established effective as of May 1, 1987, amended and restated as of April 30, 1993 and then subsequently amended by Amendment No. 1 dated August 1, 1994;

     The Board of Directors of the Corporation wishes to further amend the Plan, effective as of May 1, 1996;

     NOW, THEREFORE, BE IT RESOLVED THAT the Plan is hereby amended effective May 1, 1996 as follows:

     A.   The introductory language of Section 4.2 of Article IV and subsection
(a) of said Section 4.2 of the Plan are hereby deleted in their entirety and the following are substituted in their place and stead:

          "SEC. 4.2 ELIGIBILITY FOR PARTICIPATION. Subject to the provisions of
     Section 6.1 hereof, eligibility to participate in this Plan shall be determined as follows:

          (a) An individual will become a Participant in the Plan on the earliest Entry Date on which all of the following requirements are met:

               (1) He is a Qualified Individual with at least 1,000 Hours of Service for the Employer and/or any Included Subsidiary thereof (and/or other Participating Employer) during the twelve month period starting on his Service Commencement Date or on the first date of any Plan Year commencing after that date;

               (2) He is credited with such service prior to the applicable Entry Date; and

               (3) He has continuously worked for the Employer and/or a Included Subsidiary thereof (and/or other Participating Employer) for a period of not less than one year."

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     B.  The following new subsection is hereby added to Section
6.1 of Article VI of the Plan, to immediately follow subsection (f) thereof:

          "(g) Notwithstanding the foregoing provisions of this Section 6.1, any Qualified Individual, regardless of whether he has satisfied the eligibility requirements set forth in Section 4.2 of Article IV, may elect to have the Employer make 401(k) Contributions on his behalf in accordance with the foregoing provisions of this Section 6.1 and shall be treated, solely for purposes of this Section and Section 6.2 hereof, as a Participant; provided, however, no Qualified Individual shall be entitled to share in Employer contributions pursuant to the provisions of Article V thereof unless such person has satisfied the eligibility requirements set forth in said Section 4.2. Each Qualified Individual shall be eligible to commence such 401(K) contributions effective on any Entry Date following the commencement of the individual's employment with the Employer and/or any Included Subsidiary thereof (and/or other Participating Employer) provided such individual has, since the commencement of his employment, worked an average of twenty (20) or more hours per week in such employment."

     C. Section 6.2(a) of Article VI of the Plan is hereby deleted in its entirety and the following is substituted in its place and stead:

          "(a) In respect of each Plan Year, the Employer will make 'Matching Contributions for each Active Participant in the amount of the Applicable Percentage' (as hereinafter defined) of such Participant's 401-K contribution to the extent that such 401-K contribution does not exceed twelve percent (12%) (or such other higher limit established by the Employer pursuant to Section 6.1(a) hereof) of such Participant's Certified Earnings for the Plan Year subject to the maximum limit on Matching Contributions set forth in (b) below (provided, however, that the Employer may, on a prospective basis only, direct the Trustee to use a definition of earnings other than Certified Earnings for purposes of this Section 6.2, provided that such definition would be allowed under the

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Code and IRS regulations). For purposes of this subsection, the term
'Applicable Percentage' shall mean:

         For the Plan Year Ending                  Applicable Percentage
         ------------------------                  ---------------------

              April 30, 1997                                 30%
              April 30, 1998                                 35%
              April 30, 1999                                 40%
              April 30, 2000                                 45%
              April 30, 2001 and each Plan
                Year thereafter                              50%

         D. In all other respects, the provisions of the Plan shall remain the same.

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